Exhibit (j) under N-1A

                                               Exhibit 23 under Item 601/Reg SK

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated September 21, 1999 in Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A
No. 33-54445) of Federated Government Ultrashort Fund (formerly, Federated Institutional Short Duration Government Fund) dated September 30, 1999.

ERNST & YOUNG
/s/ Ernst & Young

Boston, Massachusetts
September 28, 1999